SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        September 30, 1996


                                    SCOTT'S LIQUID GOLD-INC.
                  (Exact name of Registrant as specified in its charter)



  Colorado                       0-12343                   84-0920811
(State or other               (Commission                 (I.R.S. Employer
 jurisdiction                  File Number)              Identification No.)
 of incorporation)


                     4880 Havana Street, Denver, CO            80239
               (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860


Item 5.  Other Events.

     Scott's Liquid Gold-Inc. (the "Company") has agreed to settle a previously reported environmental lawsuit brought against it by the United States Justice Department, at the request of the United States Army, alleging that the Company was a contributor to contamination in a groundwater aquifer underlying a portion of the Rocky Mountain Arsenal. This settlement is described in a press release made by the Company on October 1, 1996, which is attached hereto as Exhibit 1 and is incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits


The following exhibit is filed with this Report:


Exhibit No.              Document


1 Press Release of Scott's Liquid Gold-Inc. dated October 1,1996 concerning settlement of environmental lawsuit.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Scott's Liquid Gold-Inc.
                                           (Registrant)



Date:  October 1, 1996                  By:  /s/ Barry Shepard
                                        Barry Shepard, Treasurer



                                  EXHIBIT INDEX



Exhibit No.         Document

1 Press Release of Scott's Liquid Gold-Inc. dated October 1, 1996 concerning settlement of environmental lawsuit.



                                    EXHIBIT 1


                    Press Release of Scott's Liquid Gold-Inc.
                             dated October 1, 1996



                            SCOTT'S LIQUID GOLD-INC.
                          SETTLES ENVIRONMENTAL LAWSUIT



     Denver - BW - October 1, 1996. Scott's Liquid Gold-Inc. has announced that it has agreed to settle a previously reported environmental lawsuit brought against it by the United States Justice Department, at the request of the United States Army, alleging that the Company was a contributor to contamination in a groundwater aquifer underlying a portion of the Rocky Mountain Arsenal. The settlement, which is subject to certain approvals, occurred just prior to commencement of the trial in the lawsuit and involves a total payment of $6 million to the United States consisting of the following: $1,000,000 in cash from the Company; $2,000,000 payable by the Company over eight years, with interest at a rate applicable to the Superfund statute (currently at approximately 5.85% per annum) and secured by claims against insurers not participating in the settlement; and $3,000,000 from certain insurance carriers. The United States Army is to provide a release relating to any contributions for the Rocky Mountain Arsenal clean-up.

     Concurrently the Company is also making a payment to the South Adams County Water and Sanitation District (which has wells affected by area groundwater contamination). This payment is not material to the Company. In return the Company is to receive from the Water District a release relating to contamination (if any) from the Company's site.

     One or more insurers who provided liability coverage to the Company during the relevant period did not participate in the settlement. The Company intends to pursue recovery from such carriers of the full amounts the Company pays in the settlement.


                           Contact:  SCOTT'S LIQUID GOLD-INC.
                                 Barry Shepard, Treasurer
                          Carolyn Anderson, Exec. Vice President
                                       303/373-4860